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                                                                     Exhibit 2.5


                               CONSENT AND WAIVER

                  CONSENT AND WAIVER, dated as of October 21, 1999 (this "WAIVER") to the Agreement and Plan of Merger, dated as of August 2, 1999, as amended (the "MERGER AGREEMENT"), by and among CCPC Acquisition Corp., a Delaware corporation ("PARENT"), GHC Acquisition Corp., a Delaware corporation ("NEWCO"), and General Housewares Corp., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Company has informed Parent that Gordon Erickson owns 12,667 additional stock options (the "DISCLOSURE") which were not disclosed to Parent at the time the Merger Agreement was signed;

                  WHEREAS, the Company has requested and Parent has agreed to waive any and claims in connection with the Disclosure;

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1. WAIVER. Parent hereby agrees to waive any and all claims it may have under the Merger Agreement, including any claims of a breach of the representation in Section 4.2 of the Merger Agreement, solely as a result of the Disclosure.

                  2. CONSENT. Parent hereby consents to and approves of the Company incurring up to an additional $22,000,000 of indebtedness under its Credit Agreement, dated as of November 13, 1996, by and among the Company, Harris Trust and Savings Bank, First National Bank of Chicago and The Northern Trust Company. Parent further consents to and approves of the Company's use of a portion of the additional indebtedness incurred under the Credit Agreement to pay in full its outstanding indebtedness under its Note Agreement dated as of November 15, 1994, as amended.

                  3. GOVERNING LAW. This Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  4. COUNTERPARTS. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  5. EFFECT ON THE MERGER AGREEMENT. The Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. No waiver of any term or provision of Merger Agreement



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contained in this Waiver shall be construed as a further or continuing waiver of such term or provision or any other term or provision of the Merger Agreement.

                  6. BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  7. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof.

                  8. HEADINGS. The Section headings of this Waiver are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intention of the parties.




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                  IN WITNESS WHEREOF, the parties have executed this Consent and
Waiver as of the date first written above.


                                       CCPC ACQUISITION CORP.


                                       By:  /s/ Phyllis R. Yeatman
                                            -----------------------------------
                                            Name: Phyllis R. Yeatman
                                            Title: President



Acknowledged and agreed to by:

GHC ACQUISITION CORP.


By:       /s/ Phyllis R. Yeatman
     -------------------------------------
         Name: Phyllis R. Yeatman
         Title: Vice President


GENERAL HOUSEWARES CORP.


By:       /s/ Paul Saxton
     -------------------------------------
         Name: Paul Saxton
         Title: President and CEO